Exhibit 10.14

SUPPORT AND SERVICES AGREEMENT

This SUPPORT AND SERVICES AGREEMENT (this “Agreement”) is dated as of [●], 2018, and is among Gates Industrial Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Gates Corporation, a Delaware corporation (“Gates Corporation” and, together with the Company, the “New Gates Parties”), Blackstone Capital Partners (Cayman) VI L.P., an exempted limited partnership organized under the laws of the Cayman Islands (together with its affiliated co-investing funds, “BCP”), and Blackstone Management Partners L.L.C., a Delaware limited liability company (“BMP”) affiliated with The Blackstone Group L.P. (“Blackstone”), and Blackstone Tactical Opportunities Advisors L.L.C., a Delaware limited liability company affiliated with Blackstone (“BTOA” and, together with BMP, the “Managers”).

BACKGROUND

1.    On July 3, 2014, Omaha Topco Ltd., an exempted company incorporated in the Cayman Islands (“Topco”), Omaha Intermediate Holding LLC, a Delaware limited liability company (“Intermediate”), Omaha Holdings LLC, a Delaware limited liability company (“Omaha Holdings”), Gates Global LLC, a Delaware limited liability company (“Gates Global”), Finco Omaha Ltd, a limited company incorporated under the laws of England and Wales (“Finco”), Omaha Acquisition Inc., a Delaware corporation (“Omaha Acquisition”), and Gates Corporation (f/k/a The Gates Corporation, together with Topco, Intermediate, Omaha Holdings, Gates Global, Finco and Omaha Acquisition, the “Existing Gates Parties”) entered into the Support and Services Agreement (the “Existing Agreement”) with BMP and BCP. The Existing Agreement is being terminated concurrently with the execution of this Agreement.

2.    BMP has provided the Existing Gates Parties or their respective subsidiaries with portfolio company operations support and other services in accordance with the Existing Agreement.

3.    The Company intends to consummate an initial public offering of its ordinary common shares, par value $0.01 per share (the “IPO”).

4.    The Company seeks to continue to receive such portfolio company operations support and other services following the consummation of its IPO, and Blackstone and the Managers are willing to continue providing such services.

In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1. Portfolio Operations Support.

Until the date on which BCP, BTO Omaha Holdings L.P. (“BTO Holdings”) and their respective affiliated co-investing funds have beneficial ownership (as defined in the

Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder) of less than 5% of the common stock of the Company or any of its direct or indirect controlling parents, as applicable, and such stake has a fair market value (as determined in good faith by BCP and BTO Holdings) of less than $25 million (the “Exit Date”), or such earlier date as may be chosen by the Managers, the Managers intend to make available to the New Gates Parties and their respective subsidiaries the services customarily provided by Blackstone’s Portfolio Operations group to Blackstone’s private equity portfolio companies (the “Ops Support”), and the New Gates Parties agrees to accept the amount and type of Ops Support as may be determined by the Portfolio Operations group, in its sole discretion, to be warranted and appropriate. The Managers may, at any time, choose not to provide any such services. Such services will be provided without charge, other than for the reimbursement of Out-of-Pocket Expenses as described below.

SECTION 2. Other Services.

(a)    Equity Healthcare. Blackstone has also established an “Equity Healthcare” group, which leverages the scale of Blackstone’s combined portfolio companies so as to hold down benefit and claims costs and deliver better quality health care to U.S. employees and their families. The Company has previously entered into an agreement pursuant to which the Company will receive the healthcare-related services customarily provided by Blackstone’s Equity Healthcare group to Blackstone’s private equity portfolio companies. In consideration of such services, during the term of such agreement the Company (or its affiliated designee) will pay to BMP (or an affiliated designee) a “Quarterly Fee” and a “Per Employee Fee”, as described below.

(i)    Per Employee Fee. No later than the fifth business day of each month, the Company (or its affiliated designee) will, jointly and severally, pay to BMP (or an affiliated designee), as the Per Employee Fee in respect of that immediately preceding month, an aggregate amount equal to the Per Employee Fee times the highest number of employees of the Company and its subsidiaries that receive medical benefits from the Company or any of its subsidiaries during such immediately preceding month. The Per Employee Fee is the current fee generally charged in this regard with respect to Blackstone’s portfolio companies generally.

(ii)    Quarterly Fee. No later than the fifth business day after the end of each fiscal quarter of the Company, the New Gates Parties (or an affiliated designee) will pay to BMP (or an affiliated designee) an amount equal to the Applicable Quarterly Fee in respect of such quarter just ended. The “Applicable Quarterly Fee” is the current fee generally charged in this regard with respect to Blackstone’s portfolio companies generally.

(b)    Group Purchasing. Blackstone facilitates a group purchasing program, which harnesses the purchasing power of a large number of Blackstone’s private equity portfolio companies. BMP agrees to make available to the New Gates Parties and their respective subsidiaries the opportunity to participate in Blackstone’s group purchasing program. Any such participation would be on terms mutually agreed by the New Gates Parties and BMP.

(c)    No Other Services. Except as otherwise set forth in this Agreement or in the Monitoring Fee Agreement dated the date hereof among the New Gates Parties and the Managers, neither of the Managers nor any of their affiliates will have any obligation to provide any other services to any of the New Gates Parties or their respective subsidiaries absent an agreement between either Manager or one or more of a Manager’s relevant affiliates and such New Gates Party, as the case may be, with respect to the scope of such other services and the payment to be made for providing such other services. It is further expressly agreed that the Ops Support or any other service provided by the Managers hereunder will not include investment banking or other financial advisory services, in connection with any specific acquisition, divestiture, disposition, merger, consolidation, restructuring, refinancing, recapitalization, issuance of private or public debt or equity securities (including, without limitation, an initial public offering of equity securities), financing or similar transaction by any New Gates Party or any of their respective subsidiaries. If it is subsequently agreed that any such services may be provided, the relevant Blackstone entity may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of such New Gates Party or such subsidiary, on the one hand, and the relevant Blackstone entity, on the other hand.

(d)    Opportunity to Provide Future Services. If any New Gates Party or any of their respective subsidiaries determines that it is advisable for such New Gates Party or such subsidiary to hire a financial advisor, consultant, investment banker or any similar advisor in connection with any acquisition, divestiture, disposition, merger, consolidation, restructuring, refinancing, recapitalization, issuance of private or public debt or equity securities (including, without limitation, an initial public offering of equity securities), financing or similar transaction, it will notify the Managers of such determination in writing. Promptly thereafter, upon the request of the Managers, the parties will negotiate in good faith to agree upon appropriate services, compensation, indemnification and other terms upon which such New Gates Party or such subsidiary would hire the relevant Blackstone entity to provide such services. However, such New Gates Party or such subsidiary will not be required to hire Blackstone or any of its affiliates for such services.

SECTION 3. Reimbursements.

(a)    The New Gates Parties, jointly and severally, will pay, or cause to be paid, directly, or reimburse the Managers and their affiliates for, their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the reasonable out-of-pocket costs and expenses incurred by the Managers and their affiliates in connection with (i) the Ops Support, (ii) any other services provided or arranged by them under this Agreement or any other agreement with any of the New Gates Parties including after the termination or expiration thereof, (iii) in order to make Securities and Exchange Commission and other filings (such as antitrust or other regulatory filings or notices) required to be made by BCP or any of its affiliates in respect of or otherwise relating to the ownership or voting by BCP or any of its affiliates of equity securities of the Company or any of its successors or acquirers (i.e., relating to securities of any such successor or acquirer that may be acquired by BCP or its affiliates), or (iv) otherwise incurred by the Managers or their affiliates from time to time in the future in connection with the direct or indirect acquisition, ownership, voting or subsequent sale or transfer by BCP or its affiliates of capital stock of the

Company or its successor (or any of their respective subsidiaries), including, in the case of clauses (i) through (iv), without limitation, (A) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel and other consultants, retained in connection therewith by BCP, the Managers or any of their affiliates, including any such fees and disbursements incurred in connection with claims or proceedings or governmental investigations, (B) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by BCP, the Managers or any of their respective affiliates in connection therewith, and (C) transportation and per diem costs in connection with travel to and from Blackstone’s offices and other locations on Company-related business. All payments or reimbursements for Out-of-Pocket Expenses will be made within 20 days of the request for payment or reimbursement. This reimbursement obligation will continue after the end of the period during which Ops Support is provided under this Agreement.

(b)    Deemed Reimbursement. Blackstone has identified and maintains a roster of “senior advisors”: individuals who are highly experienced in many of the industries in which BCP’s portfolio companies operate. The Managers may from time to time arrange for one or more of such individuals to provide services to the New Gates Parties, either at the director level and/or as an employee or consultant.

SECTION 4. Tax and Other Information and Reporting Responsibilities.

(a)    Tax-Related Information — General. Each of the New Gates Parties, will promptly make available to Blackstone all books, records and files of the Company and any of its subsidiaries (collectively, the “Portfolio Group”) with respect to tax matters as may be reasonably requested by Blackstone and shall use reasonable efforts to comply with any requests by Blackstone for any tax-related information (including any applicable state withholdings) of the Portfolio Group.

(b)    Responsibility for Tax Returns. The Company will be responsible for the preparation, signing and filing of all tax returns and the maintenance of all books and records of each member of the Portfolio Group.

(c)    Non-Qualifying Income. Each of the New Gates Parties will use its best efforts to avoid making, and to prevent any other member of the Portfolio Group from making, any investment, executing any contract or otherwise undertaking any activities that would generate income that is characterized as other than “qualifying income” as defined in Section 7704(d) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) that is allocable to BCP. Each of the New Gates Parties will promptly notify the Managers in writing prior to making any investment, executing any contract or otherwise undertaking any activities that could reasonably be expected to result in more than 5.0% of the Portfolio Group’s gross income for any calendar month of investment or undertaking or for any taxable year being characterized as other than “qualifying income” as defined in Section 7704(d) of the Code and allocable to BCP. In the event that the applicable New Gates Party is unable to make such determination, such New Gates Party will consult with BCP to make such determination prior to the making of such investment, the execution of such contract or the undertaking of such activity.

(d)     UBTI/ECI/CAI. Each member of the Portfolio Group shall conduct its activities so that no shareholder of the Company is allocated any income that (i) is treated as “unrelated business taxable income” within the meaning of Section 512 or 514 of the Code, (ii) is treated as “effectively connected with a United States trade or business” within the meaning of Section 864 or 897 of the Code, or (iii) is derived from the conduct of a “commercial activity” within the meaning of Section 892 of the Code.

(e)    CFC and PFIC Status and Information. Each member of the Portfolio Group shall provide to BCP such information as BCP may reasonably request at any time or from time to time in order to permit BCP (i) to determine whether any member of the Portfolio Group has been or may become a “passive foreign investment company” (a “PFIC”) or a “controlled foreign corporation” (or a corporation having a similar status) for purposes of the Code, (ii) to determine the consequences to BCP or any of its direct or indirect investors of such status, and (iii) if any member of the Portfolio Group is determined to be a PFIC, the Company shall provide to BCP such information reasonably necessary to make or maintain any election available under the Code related to PFIC status, including a “qualified electing fund” (“QEF”) election. Information necessary to permit BCP (or its direct or indirect investors) to make a QEF election with respect to any member of the Portfolio Group shall be provided to BCP as soon as reasonably practicable after the end of each fiscal year and in no event later than within 60 days after the end of the fiscal year of the relevant member of the Portfolio Group for which it is determined that such an election may be made.

(f)    Sharing of Information. Individuals associated with Blackstone may from time to time serve on the boards of directors the Company Parties and their respective subsidiaries. The New Gates Parties, on their own behalf and on behalf of their respective subsidiaries, recognize that such individuals (i) will from time to time receive non-public information concerning the New Gates Parties and their respective subsidiaries, and (ii) may share such information with other individuals associated with Blackstone. Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as directors and enabling BCP, as equityholder, to better evaluate the Company’s performance and prospects. The New Gates Parties, on behalf of themselves and their respective subsidiaries, hereby irrevocably consent to such sharing.

SECTION 5. Indemnification.

(a)    General. The New Gates Parties, on a joint and several basis, shall indemnify and hold harmless the Managers, their affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all actions, suits, proceedings, investigations, losses, demands, claims, damages, liabilities, costs, charges and expenses (including, without limitation, attorneys’ fees and expenses and any other litigation-related expenses), including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with (i) the Ops Support or any other services contemplated by this Agreement or any other agreement with any of the New Gates Parties or the engagement of the Managers pursuant to, and the performance of the Ops Support or any other services contemplated by, this Agreement or any other agreement with any of the New Gates Parties, or (ii) the ownership or voting of securities of the Company or any of its affiliates, in each case, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, demand, suit, investigation or proceeding is initiated, brought or threatened by any of the New Gates Parties or any other party. The New Gates Parties on a joint and several basis shall reimburse any Indemnified Party for all costs and expenses (including attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any such pending or threatened action, claim, demand, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any such matter related to or arising therefrom, whether or not such Indemnified Party is a party thereto. The New Gates Parties each agrees that it shall not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened action, claim, demand, suit, investigation or proceeding contemplated by this Section 5 (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, known or unknown, without future obligation or prohibition on the part of the Indemnified Party, related to, arising out of or in connection with such action, claim, suit, investigation or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The New Gates Parties will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, demand, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by one of the New Gates Parties as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is judicially determined by a final, non-appealable judgment of a court of competent jurisdiction that the Liabilities in question resulted solely from the gross negligence or willful misconduct of such Indemnified Party.

(b)    Primary, Non-Exclusive Rights. The rights of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such person may have under any other agreement or instrument to which the Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation. In that regard, each of the New Gates Parties acknowledges and agrees that the New Gates Parties, on a joint and several basis, will be fully and primarily responsible for the payment to an Indemnified Party in respect of indemnification or advancement of expenses in connection with any jointly indemnifiable claim (as defined below), pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Party may have from the Indemnitee-related entities (as defined below). Under no circumstance shall the New Gates Parties be entitled to any right of subrogation or contribution by the Indemnitee-related entities and no right of advancement or recovery the Indemnified Party may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the New Gates Parties hereunder. In the event that any of the Indemnitee-related entities shall make any payment to the Indemnified Party in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party against the New Gates Parties, and the

Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights. Each of the New Gates Parties and each Indemnified Party agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section, entitled to enforce this Section as though each such Indemnitee-related entity were a party to this Agreement.

(c)    Definitions. For purposes of this Section 5(c), the following terms shall have the following meanings:

(i)    The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which an Indemnified Party shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Company Parties pursuant to the Delaware General Corporation Law, any agreement or the certificate of incorporation, articles of association, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the New Gates Parties or the Indemnitee-related entities, as applicable.

(ii)    The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the New Gates Parties or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise an Indemnified Party has agreed, on behalf of the New Gates Parties or at any of the New Gates Parties’ request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnified Party may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the New Gates Parties may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

SECTION 6. Disclaimer, Opportunities, Release and Limitation of Liability.

(a)    Disclaimer; Standard of Care. Neither of the Managers makes any representations or warranties, express or implied, in respect of the Ops Support or any other service to be provided hereunder or under any other agreement with any of the New Gates Parties. In no event will either Manager or any Indemnified Party be liable to any New Gates Party or any of their affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of such Manager as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b)    Release. Each of the New Gates Parties hereby irrevocably and unconditionally releases and forever discharges Blackstone, the Managers, BCP and their respective affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives from any and all liabilities, claims, causes of action, demands, actions, suits or proceedings related to, arising out of or in connection with the Ops Support or any other services contemplated by this Agreement or any other agreement with any of the New Gates Parties or the engagement of the Managers pursuant to, and the performance of the Ops Support or any other services contemplated by, this Agreement or any other agreement with any of the New Gates Parties that any of the New Gates Parties may have, or may claim to have, on or after the date hereof, except with respect to any act or omission that constitutes gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction.

(c)    Limitation of Liability. In no event will the Managers or any Indemnified Party be liable to any of the New Gates Parties or any of their affiliates (i) for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), related to, arising out of or in connection with the Ops Support or any other services contemplated by this Agreement or any other agreement with any of the New Gates Parties or the engagement of the Managers pursuant to, and the performance of the Ops Support or any other services contemplated by, this Agreement or any other agreement with any of the New Gates Parties that any of the New Gates Parties may have with any Blackstone entity, or may claim to have, on or after the date hereof, except with respect to any act or omission that constitutes gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction or (ii) for an amount in excess of the fees actually received by the Managers or the relevant Blackstone entity hereunder or under any other applicable agreement.

SECTION 7. Miscellaneous.

(a)    Amendments. No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

(b)    Notices. Any notices or other communications required or permitted hereunder shall be made in writing and will be sufficiently given if delivered personally or sent by email with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to the Managers or BCP:

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attention: Julia Kahr / Timur Akazhanov

email: kahr@blackstone.com / timur.akazhanov@blackstone.com

if to the Company:

c/o Gates Industrial Corporation plc

1551 Wewatta Street

Denver, CO 80202

Attention: Jamey Seely

Email: jamey.seely@gates.com

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by email, and (ii) one business day after being sent by facsimile or overnight courier.

(c)    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d)    Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO NEW YORK’S PRINCIPLES OF CONFLICTS OF LAW.

(e)    Consent to Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees than any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined by either the Supreme Court of the State of New York sitting in Manhattan or the United States District Court for the Southern District of New York, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this paragraph (e), (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS OR THE SERVICES CONTEMPLATED HEREBY.

(f)    Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any of the New Gates Parties without the prior written consent of the Managers; provided, however, that (i) either Manager may assign or transfer its duties or interests hereunder to any of its affiliates at the sole discretion of such Manager, and (ii) BCP or other funds advised by the Managers may, to the extent necessary to maintain venture capital operating company status, assign, on a “shared basis”, its rights under Section 4 to any affiliated private equity fund. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that the Managers and their affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives as well as any assignee(s) of BCP or such other funds as described in clause (ii) above, are intended to be third-party beneficiaries under Sections 3, 4, 5 and 6 hereof, as applicable.

(g)    Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(h)    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(i)    Payments. Each payment made by any of the New Gates Parties pursuant to this Agreement shall be paid by wire transfer of immediately available funds to such account or accounts as specified by the Managers or the relevant recipient to such New Gates Party prior to such payment.

(k)    Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

[signature page follows]

The undersigned have executed, or have caused to be executed, this Support and Services Agreement as of the date first written above.

BLACKSTONE MANAGEMENT PARTNERS L.L.C.

By:

Name:
Title:

[Signature Page to Support and Services Agreement]

BLACKSTONE CAPITAL PARTNERS (CAYMAN) VI L.P.

By:	Blackstone Management Associates (Cayman) VI L.P., its general partner

By:	BCP VI GP L.L.C, its general partner

By:
Name:
Title:

[Signature Page to Support and Services Agreement]

BLACKSTONE TACTICAL OPPORTUNITIES ADVISORS L.L.C.

By:

Name:
Title:

[Signature Page to Support and Services Agreement]

GATES INDUSTRIAL CORPORATION PLC

By:

Name:
Title:

[Signature Page to Support and Services Agreement]

GATES CORPORATION

By:

Name:
Title:

[Signature Page to Support and Services Agreement]